                                                                                        Exhibit 4.3

August 14, 2007

Charter Investment, Inc.
Vulcan Cable III Inc.
505 Fifth Avenue South, Suite 900
Seattle, WA  98104

Ladies and Gentlemen:

Charter Communications, Inc. ("CCI") has entered into a Rights Agreement (the "CCI Rights Agreement") between CCI and Mellon Investor Services LLC, dated as of August 14, 2007, which is attached hereto as Exhibit A.  All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the CCI Rights Agreement.

In connection with the CCI Rights Agreement, the Board of Directors of CCI authorized and declared a dividend distribution of one right (each a "CCI Right") for each share of Class A common stock, par value $0.001 per share, of CCI (the "Class A Common Stock") and one CCI Right for each share of Class B common stock, par value $0.001 per share, of CCI (the "Class B Common Stock") outstanding at the Close of Business on August 31, 2007.  Each CCI Right initially represents the right to purchase one one-thousandth of a share of CCI's Series B Junior Preferred Stock ("Series B Preferred Stock"), upon the terms and subject to the conditions set forth in the CCI Rights Agreement.  Upon the public announcement of the occurrence of a Flip-in Event, such CCI Rights will convert into the right to purchase or receive additional shares of Class A Common Stock or Class B Common Stock, as the case may be, in accordance with the provisions of the CCI Rights Agreement.

The purpose of this letter is to clarify the treatment of the interests of CCI and each Allen Entity (as defined below) in Charter Communications Holding Company, LLC ("Holdco") with respect to the CCI Rights Agreement and in particular with respect to (1) Sections 4(a)(ii) and 4(b)(ii)(B) of CCI's Restated Certificate of Incorporation, as amended, and (2) Sections 3.1.3(g), 3.1.3(h), 3.6.4(b), 3.6.4(c), and 5.1.7 of Holdco's Amended and Restated Limited Liability Company Agreement, as amended (the "Holdco LLC Agreement"), which require Holdco to mirror CCI's capital structure, as reasonably determined by CCI, in its capacity as the manager of Holdco (the "Manager").  For purposes hereof, "Allen Entity" shall mean Charter Investment, Inc., Vulcan Cable III, Inc. and the other Allen Entities defined in the Exchange Agreement, dated as of November 12, 1999 (the "Exchange Agreement"), among CCI, Charter Investment, Inc., Vulcan Cable III, Inc. and Paul G. Allen ("Mr. Allen") and shall include their respective permitted transferees.

CCI, as the holder of the Holdco Class B common membership units (the "Class B Units"), shall be deemed for all purposes, at the time of the distribution of CCI Rights, to have received one right (a "Class B Holdco Right") in respect of the Class B Units owned by CCI.  If, and only if, any shares of Class A Common Stock and/or Class B Common Stock and/or Series B Preferred Stock are issued by CCI pursuant to the exercise or exchange of Rights under the CCI Rights Agreement, CCI, as the holder of the Class B Units will be deemed to have exercised the Class B Holdco Right for such number of additional membership units of Holdco as described below.

Upon CCI's exercise of its Class B Holdco Right, Holdco will issue to CCI, as the holder of the Class B Units, after contribution to Holdco of the aggregate Purchase Price, if any, received by CCI attributable to the exercise of CCI Rights under the CCI Rights Agreement, (1) a number of Class B Units equal to the sum of (x) the number of shares of Class A Common Stock, if any, and (y) the number of shares of Class B Common Stock, if any, issued pursuant to the CCI Rights Agreement and (2) a number of preferred units ("Holdco Preferred Units") equal to the number of shares of Series B Preferred Stock, if any, issued pursuant to the CCI Rights Agreement, with such Holdco Preferred Units having terms and conditions that mirror, to the extent practicable, the terms and conditions of the Series B Preferred Stock, as reasonably determined by the Manager.

In consideration for, among other things, Mr. Allen's consent, as holder of the Class B Common Stock, to the adoption of the CCI Rights Agreement and the corresponding amendments to CCI's certificate of incorporation, CCI, in its capacity as Manager and as a member of Holdco, hereby acknowledges and agrees as follows:

1.  Each Allen Entity shall, at the time of the distribution of CCI Rights, receive one right (the "Allen Holdco Right") for each Holdco common membership unit then owned by such Allen Entity (the "Exchangeable Holdco Units").

2.   Each Allen Holdco Right shall entitle the holder thereof to the same rights as a holder of CCI Rights, except that the Allen Holdco Rights are exercisable for, or convertible into, Exchangeable Holdco Units or Holdco Preferred Units, as applicable.

3.  Exercise of the Allen Holdco Right is subject to the payment of the Purchase Price then in effect if and to the extent (and only to the extent) such Purchase Price is payable in connection with the exercise of the CCI Rights. For the avoidance of doubt, the aggregate amount, if any, payable by an Allen Entity upon exercise of Allen Holdco Rights shall, under no circumstances, exceed the aggregate Purchase Price that such Allen Entity would have paid to exercise an equivalent number of CCI Rights had such Allen Entity exchanged its Exchangeable Holdco Units into Class B Common Stock immediately prior to such exercise.

4.  Notwithstanding anything herein to the contrary, no Allen Holdco Right may be exercised prior to the Distribution Date.

5.  The Manager may from time to time make such other adjustments as it reasonably determines to be necessary or appropriate to mirror at Holdco the overall economic effect of the CCI Rights Agreement and any issuance of Class A Common Stock and/or Class B Common Stock and/or Series B Preferred Stock thereunder.   The Manager may from time to time take all actions and direct or cause to be done all such acts or things to effectuate or carry out the intent of this letter agreement. Notwithstanding the foregoing, the Manager shall not make any adjustments to the interests in Holdco, or take or cause to be taken any other action, including without limitation, amendments, modifications or waivers of the Holdco LLC Agreement, that in

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any such case would adversely affect the Allen Entities in a manner different from any other holders of Holdco membership units.

6.  For the avoidance of doubt, any and all Exchangeable Holdco Units issued from time to time to an Allen Entity upon exercise of Allen Holdco Rights shall be exchangeable into shares of common stock of CCI in accordance with the terms of the Exchange Agreement.

7.  For all purposes of this letter agreement, any calculation of the number of Exchangeable Holdco Units or Class B Units or any other class of units outstanding at any particular time shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. All such calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Manager in good faith, shall (x) be final, conclusive and binding and (y) not subject the Manager or any of the officers or directors of the Manager to any liability to any person.

8.  For the avoidance of doubt, the parties agree and acknowledge that Sections 3.1.3(g), 3.6.4(c) and 5.1.7 of the Holdco LLC Agreement shall not require CCI to contribute any cash or assets to Holdco in the event that the CCI Rights are exchanged into shares of CCI common stock pursuant to Section 23 of the CCI Rights Plan.

9.  This letter agreement shall terminate on the Expiration Date of the CCI Rights Agreement.

10.  This letter agreement is intended to supplement the terms and provisions of the Holdco LLC Agreement.  In the event of a conflict, with respect to the CCI Rights Agreement, between any terms and provisions of this letter agreement and those in the Holdco LLC Agreement, the terms and provisions of this letter agreement shall control.

[Reminder of page left intentionally blank]

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Please sign below to confirm your agreement to, and acceptance of, the terms of this letter agreement, effective as of the date first written above.  This letter agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.  This letter agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                        Sincerely,

                        CHARTER COMMUNICATIONS, INC.
                        as Manager and member of Charter Communications Holding Company, LLC

                        _____/s/ Jeffrey T. Fisher____________________
                        Name:  Jeffrey T. Fisher
                        Title:    Executive Vice President and Chief FinancialOfficer

                        AGREED AND ACCEPTED:

                        CHARTER INVESTMENT, INC.

                        _____/s/ W. Lance Conn_______________
                        Name:  W. Lance Conn
                        Title:  Vice President

                        VULCAN CABLE III INC.

                        _____/s/ Paul G. Allen________________
                        Name: Paul G. Allen
                        Title:

Signature page to letter agreement

Exhibit A

RIGHTS AGREEMENT

dated as of

August 14, 2007

between

CHARTER COMMUNICATIONS, INC.

and

MELLON INVESTOR SERVICES LLC

Rights Agent

i

EXHIBITS

Exhibit A:                                Form of Certificate of Designation of Series B Junior Preferred Stock

Exhibit B:                                Form of Rights Certificate

Exhibit C:                                Summary of Rights

ii

RIGHTS AGREEMENT

RIGHTS AGREEMENT, dated as of August 14, 2007 (the "Agreement"), between Charter Communications, Inc., a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company (the "Rights Agent").

W I T N E S S E T H

WHEREAS, on August 13, 2007 (the "Rights Dividend Declaration Date"), the Board authorized and declared a dividend distribution of one right (a "Right") for each share of Class A common stock, par value $0.001 per share, of the Company (the "Class A Common Stock") and one Right for each share of Class B common stock, par value $0.001 per share, of the Company (the "Class B Common Stock") outstanding at the Close of Business (as hereinafter defined) on August 31, 2007 (the "Record Date"), each Right initially representing the right to purchase one one-thousandth of a share of Preferred Stock (as hereinafter defined) of the Company, upon the terms and subject to the conditions hereinafter set forth, and further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Class A Common Stock and each share of Class B Common Stock issued or delivered by the Company (whether originally issued or delivered from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date (as hereinafter defined) and the Expiration Date (as hereinafter defined) or as provided in Section 21.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1                      Certain Definitions

For purposes of this Agreement, the following terms shall have the meanings indicated:

(a)  "Acquiring Person" shall mean any Person (other than the Company, any Related Person or any Exempt Person) with respect to whom the Board has made a determination that that Person has become, in itself or, together with all Affiliates and Associates of such Person, the Beneficial Owner of 5.0% or more of the shares of Class A Common Stock then-outstanding, provided, however, that any Person who would otherwise qualify as an Acquiring Person as of the Close of Business on the Record Date will not be deemed to be an Acquiring Person for any purpose of this Agreement on and after such date unless and until such time as such stockholder acquires the beneficial ownership of one additional share of Class A Common Stock, and provided, further, that a Person will not be deemed to have become an Acquiring Person solely as a result of (i) a reduction in the number of shares of Class A Common Stock outstanding, (ii) the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees, (iii) any unilateral grant of any security by the Company, or (iv) an Exempt Transaction, unless and until such time as such stockholder acquires the beneficial ownership of one additional share of Class A Common Stock. The Board shall not make any determination with respect to a potential Acquiring Person until five (5) Business Days after the date on which all Board members first received notice of the change of beneficial ownership at issue.  Notwithstanding the foregoing, the Board may, in its sole discretion, determine that any Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

(b)  "Act" shall mean the Securities Act of 1933, as amended.

(c)  "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement, and to the extent not included within the foregoing clause of this Section 1(c), shall also include, with respect to any Person, any other Person (whether or not a Related Person or an Exempt Person) whose shares of Class A Common Stock or Class B Common Stock would be deemed constructively owned by such first Person, owned by a single "entity" as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or otherwise aggregated with shares owned by such first Person pursuant to the provisions of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision or replacement provision, and the Treasury Regulations thereunder, provided, however, that a Person shall not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors of the Company.

(d)  "Agreement" shall have the meaning set forth in the preamble of this Agreement.

(e)  A Person shall be deemed the "Beneficial Owner" of, and to "beneficially own" any securities:

(i)  which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options, or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own" securities (including rights, options or warrants) which are convertible or exchangeable into Class A Common Stock until such time as the convertible or exchangeable securities are exercised and converted or exchanged into Class A Common Stock except to the extent the acquisition or transfer of such rights, options or warrants would be treated as exercised on the date of its acquisition or transfer under Section 1.382-4(d) of the Treasury Regulations; and, provided further, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

(ii)  which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, or has "beneficial ownership" of (as defined under Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing), but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an "entity" under Section 1.382-3(a)(1) of the Treasury Regulations; or

(iii)   of which any other person is the Beneficial Owner, if such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person's Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an "entity" under Section 1.382-3(a)(1) of the Treasury Regulations;

provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own" any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person's status as a "clearing agency," as defined in Section 3(a)(23) of the Exchange Act; provided further,however, that nothing in this Section 1(e) shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to "beneficially own," any securities acquired through such Person's participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, and then only if such securities continue to be owned by such Person at the expiration of such 40 calendar days, or such later date as the directors of the Company may determine in any specific case.  Notwithstanding anything herein to the contrary, to the extent not within the foregoing provisions of this Section 1(e), a Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" or have "beneficial ownership" of, securities which such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.

(f)  "Board" shall mean the Board of Directors of the Company.

(g)  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the States of New York, New Jersey or Missouri are authorized or obligated by law or executive order to close.

(h)  "Class A Common Stock" shall have the meaning set forth in the preamble of this Agreement.

(i)  "Class B Common Stock" shall have the meaning set forth in the preamble of this Agreement.

(j)  "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(k)  "Code" shall have the meaning set forth in Section 1(c) hereof.

(l)  "Company" shall have the meaning set forth in the preamble of this Agreement.

(m)  "Company's Certificate of Incorporation" shall mean the Restated Certificate of Incorporation of the Company, as amended.

(n)  "Current Per Share Market Price" shall have the meaning set forth in Section 11(d)(i) or Section 11(d)(ii) hereof, as applicable.

(o)  "Distribution Date" shall mean the Close of Business on the tenth Business Day after the Stock Acquisition Date.

(p)  "Equivalent Common Stock" shall have the meaning set forth in Section 11(a)(iii) hereof.

(q)  "Equivalent Preferred Stock" shall have the meaning set forth in Section 11(b) hereof.

(r)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(s)  "Exchange Ratio" shall have the meaning set forth in Section 23(a) hereof

(t)  "Exempt Person" shall mean a Person whose Beneficial Ownership (together with all Affiliates and Associates of such Person) of 5.0% or more of the then-outstanding Class A Common Stock would not, as determined by the Board in its sole discretion, jeopardize or endanger the availability to the Company of its NOLs, provided, however, that such a Person shall cease to be an "Exempt Person" if the Board makes a contrary determination with respect to such Person's Beneficial Ownership (together with all Affiliates and Associates of such Person) upon the availability to the Company of its NOLs.

(u)  "Exempt Transaction" shall mean any transaction that the Board determines, in its sole discretion, is exempt, which determination shall be irrevocable.

(v)  "Exercise Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

(w)  "Expiration Date" shall mean the earliest of (i) immediately following such time as notice is given to the Company, in accordance with the provisions of Section 25 hereof at the address set forth therein as of the date hereof, of a determination by holders of a majority of the shares of Class B Common Stock to terminate this Agreement, (ii) the Close of Business on December 31, 2008, (iii) the Close of Business on the date on which the Company makes a public announcement (by press release, filing made with the Securities and Exchange Commission or otherwise) that the Board has determined that the Company's Section 382 Ownership Level dropped below 25%, (iv) the time at which the Rights are redeemed as provided in Section 22 hereof, and (v) the time at which the Rights are exchanged as provided in Section 23 hereof.  For purposes of the Board's determination pursuant to sub-section (iii) above, the Board's good faith reliance on the representations of management shall be sufficient and the Board shall not be obligated to perform its own calculation with respect to the Company's purported Section 382 Ownership Level.

(x)  "Flip-in Event" shall have the meaning set forth in Section 11(a)(ii).

(y)  "NOLs" shall mean the Company's net operating loss carryforwards.

(z)  "Person" shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust or other legal entity, group of persons making a "coordinated acquisition" of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations or otherwise, and includes any successor (by merger or otherwise) of such individual or entity.

(aa)  "Preferred Stock" shall mean shares of Series B Junior Preferred Stock, par value $0.001 per share, of the Company having the rights and preferences set forth in the form of Certificate of Designation of Series B Junior Preferred Stock attached hereto as Exhibit A.

(bb)  "Purchase Price" shall mean initially $25.00 per one one-thousandth of a Preferred Stock, subject to adjustment from time to time as provided in this Agreement.

(cc)  "Record Date" shall have the meaning set forth in the recitals to this Agreement.

(dd)  "Redemption Price" shall have the meaning set forth in Section 22(a) hereof.

(ee)  "Related Person" shall mean (i) any Subsidiary of the Company or (ii) any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any entity holding shares of Class A Common Stock or Class B Common Stock, as the case may be, for or pursuant to the terms of any such plan.

(ff)  "Rights" shall have the meaning set forth in the recitals to this Agreement.

(gg)  "Rights Agent" shall have the meaning set forth in the preamble of this Agreement.

(hh)  "Rights Certificates" shall mean certificates evidencing the Rights, in substantially the form attached hereto as Exhibit B.

(ii)  "Rights Dividend Declaration Date" shall have the meaning set forth in the recitals to this Agreement.

(jj)  "Section 382 Ownership Level" shall mean the percentage of the stock of the Company owned by one or more 5-percent shareholder (as defined in Section 382(k)(7) of the Code and the Treasury Regulations thereunder) over the lowest percentage of stock of the Company owned by such stockholders during the testing period (as defined in Section 382(i) of the Code and the Treasury Regulations thereunder).

(kk)  "Securities Act" shall mean Securities Act of 1933, as amended.

(ll)  "Stock Acquisition Date" shall mean the first date of public announcement (by press release, filing made with the Securities and Exchange Commission or otherwise), by the Company that a Flip-in Event has occurred.

(mm)  "Subsidiary" shall mean, with reference to any Person, any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

(nn)  "Summary of Rights " shall mean a copy of a summary of the terms of the Rights, in substantially the form attached hereto as Exhibit C.

(oo)  "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Class A Common Stock are listed or admitted to trading is open for the transaction of business or, with respect to the shares of Class B Common Stock which are not listed or admitted to trading on any national securities exchange, a Trading Day for the Class A Common Stock.

(pp)  "Treasury Regulations" shall mean final, temporary and proposed income tax  regulations promulgated under the Code, including any amendments thereto.

Section 2                      Appointment of Rights Agent

The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable.  The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omission of any such co-rights agent.  Prior to the appointment of a co-rights agent, the specific duties and obligations of each such co-rights agents shall be set forth in writing and delivered to the Rights Agent and the proposed co-rights agent.  Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such co-rights agent.  To the extent that any co-rights agent takes any action pursuant to this Agreement, such co-rights agent shall be entitled to all of the rights and protections of, and subject to all of the applicable duties and obligations imposed upon, the Rights Agent pursuant to the terms of this Agreement.

Section 3                      Issuance of Rights Certificates

(a)  Until the Distribution Date, (i) the Rights shall be evidenced by the certificates representing the shares of Class A Common Stock or Class B Common Stock, registered in the names of the record holders thereof (which certificates representing such shares of Class A Common Stock and/or Class B Common Stock shall also be deemed to be Rights Certificates), (ii) the Rights shall be transferable only in connection with the transfer of the underlying shares of Class A Common Stock and/or Class B Common Stock, and (iii) the surrender for transfer of any certificates representing such shares of Class A Common Stock and/or Class B Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the shares of Class A Common Stock and/or Class B Common Stock represented by such certificates.

(b)  On or as promptly as practicable after the Record Date, the Company shall send by first class, postage prepaid mail, to each record holder of shares of Class A Common Stock and Class B Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company as of such date, a copy of a Summary of Rights to Purchase Preferred Stock.

(c)  Rights shall be issued by the Company in respect of all shares of Class A Common Stock and Class B Common Stock (other than any shares of Class A Common Stock and Class B Common Stock that may be issued upon the exercise or exchange of any Right) issued or delivered by the Company (whether originally issued or delivered from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date.  Certificates representing such shares of Class A Common Stock and Class B Common Stock shall have stamped on, impressed upon, printed on, written on, or otherwise affixed to them a legend in substantially the following form, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the shares of Class A Common Stock may from time to time be listed or quoted:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Charter Communications, Inc. and Mellon Investor Services LLC, dated as of August 14, 2007 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Charter Communications, Inc.  The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement.  Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended, or may be evidenced by separate certificates and no longer be evidenced by this certificate.  Charter Communications, Inc. shall mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor.  Under certain circumstances as set forth in the Rights Agreement, Rights that are or were beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) may become null and void.

(d)  Any Rights Certificate issued pursuant to this Section 3 or Section 21 hereof that represents Rights beneficially owned by an Acquiring Person or any of its Associates or Affiliates and any Rights Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any  of its Associates or Affiliates or to any nominee of such Acquiring Person, Associate or Affiliate and any Rights Certificate issued pursuant to Section 6 or 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall be subject to and contain a legend in substantially the following form or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement).  This Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 11(a)(ii) of the Rights Agreement.

(e)  As promptly as practicable after the Distribution Date, the Company shall prepare and execute, the Rights Agent shall countersign and the Company shall send or cause to be sent, by first class, insured, postage prepaid mail, to each record holder of shares of Class A Common Stock and Class B Common Stock, as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Rights Certificate representing one Right for each share of Class A Common Stock and/or Class B Common Stock so held, subject to adjustment as provided herein.  As of and after the Distribution Date, the Rights shall be represented solely by such Rights Certificates.  The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the next Business Day.  Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively that the Distribution Date has not occurred.

(f)  In the event that the Company purchases or otherwise acquires any shares after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Class A Common Stock and/or Class B Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Class A Common Stock and/or Class B Common Stock so purchased or acquired.

Section 4                      Form of Rights Certificates

The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form attached hereto as Exhibit B with such changes and marks of identification or designation, and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or obligations of the Rights Agent as set forth in this Agreement) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of Section 21 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as is set forth therein at the Purchase Price; provided, however, that the Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding shall be subject to adjustments as provided in this Agreement.

Section 5                      Countersignature and Registration

(a)  The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b)  Following the Distribution Date, upon receipt by the Rights Agent of written notice of the occurrence of the Distribution Date pursuant to Section 3(e) hereof, a stockholder list and all other relevant information referred to in Section 3(e) or as reasonably requested by the Rights Agent, the Rights Agent shall keep, or cause to be kept, at its office or offices designated for such purposes, books for registration and transfer of the Rights Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Section 6                      Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates

(a)  Subject to the provisions of Section 7(d) and Section 13 hereof, at any time after the Close of Business on the Distribution Date, and prior to the Expiration Date, any Rights Certificate(s)(other than Rights Certificates representing Rights that may have been exchanged pursuant to Section 23 hereof) representing exercisable Rights may be transferred, split up, combined or exchanged for another Rights Certificate(s), entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as the Rights Certificate(s) surrendered then entitled such holder (or former holder in the case of a transfer) to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any such Rights Certificate(s) must make such request in writing delivered to the Rights Agent, and must surrender the Rights Certificate(s) to be transferred, split up, combined or exchanged, with the forms of assignment and certificate contained therein duly executed, at the office or offices of the Rights Agent designated for such purpose.  The Rights Certificates are transferable only on the registry books of the Rights Agent.  Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have (i) completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange or Rights Certificates as required by Section 9(d) hereof.  Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested registered in such name or names as may be designated by the surrendering registered holder.  The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Person or Persons as the Company shall specify by written notice.  The Rights Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a Rights holder of applicable taxes and/or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

(b)  Upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company shall execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7                      Exercise of Rights; Purchase Price; Expiration Date of Rights

(a)  Subject to Section 11(a)(ii) and Section 23 hereof, the registered holder of any Rights Certificate may exercise the Rights represented thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and prior to the Expiration Date, upon surrender of the Rights Certificate, with the form of election to purchase and the certificate set forth on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment in cash, in lawful money of the United States of America by certified check or bank draft payable to the order of the Company, equal to the sum of (i) the aggregate Purchase Price for the total number of one one-thousandths of a share of Preferred Stock (or for such shares of Class A Common Stock and/or Class B Common Stock or other securities, as the case may be) as to which such surrendered Rights are exercised and (ii) an amount equal to any applicable tax or charge required to be paid by the holder of such Rights Certificate in accordance with the provisions of Section 9(d) hereof.

(b)  Upon receipt of a Rights Certificate representing exercisable Rights with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable tax or charge required to be paid under Section 9(d) hereof, the Rights Agent shall, subject to Section 19(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates representing the total number of one one-thousandths of a share of Preferred Stock to be purchased (and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requests), or (B), if the Company shall have elected to deposit any shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (and the Company hereby irrevocably authorizes and directs such depositary agent to comply with all such requests), (ii) after receipt of such certificates (or depositary receipts, as the case may be) cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, (iii) when appropriate, requisition from the Company or any transfer agent therefor of certificates representing the number of equivalent shares to be issued in lieu of the issuance of shares of Class A Common Stock or Class B Common Stock, as the case may be, in accordance with the provisions of Section

11(a)(iii), (iv) when appropriate, after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, (v) when appropriate, requisition from the Company of the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with the provisions of Section 13 hereof, and (vi) when appropriate, after receipt, deliver such cash to the registered holder of such Rights Certificate.

(c)  In case the registered holder of any Rights Certificate shall exercise fewer than all the Rights evidenced thereby, the Rights Agent shall prepare, execute and deliver a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 13 hereof.

(d)  Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer, split up, combination or exchange of any Rights Certificate pursuant to Section 6 or exercise or assignment of a Rights Certificate as set forth in this Section 7 unless the registered holder of such Rights Certificate shall have (i) properly completed and duly signed the certificate following the form of assignment or the form of election to purchase, as applicable, set forth on the reverse side of the Rights Certificate surrendered for such transfer, split up, combination, exchange, exercise or assignment and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and Affiliates and Associates thereof as the Company or the Rights Agent may reasonably request.

Section 8                      Cancellation and Destruction of Rights Certificates

All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9                      Company Covenants Concerning Securities and Rights

(a)  The Company covenants and agrees that it shall cause to be reserved, authorized for issuance and kept available out of its authorized and unissued shares of Preferred Stock, Class A Common Stock, Class B Common Stock and/or other securities, or any shares of any such security of the Company held in its treasury, a number of shares of Preferred Stock (or any other security of the Company as may be applicable at the time of exercise) that shall be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.

(b)  So long as the shares of Preferred Stock (and, following the occurrence of a Flip-in Event, shares of Class A Common Stock and/or other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange, or quoted on the Nasdaq Small Cap Market, it shall endeavor to cause, from and after such time as the Rights become exercisable, all securities reserved for issuance upon the exercise of Rights to be listed on such exchange, or quoted on the Nasdaq Small Cap Market, upon official notice of issuance upon such exercise.

(c)  The Company shall take all such actions as may be necessary to ensure that all shares of Preferred Stock (and, following the occurrence of a Flip-in Event shares of Class A Common Stock and/or Class B Common Stock and/or other securities) delivered upon exercise of Rights, at the time of delivery of the certificates for such securities, shall be (subject to payment of the Purchase Price) duly authorized, validly issued, fully paid and nonassessable securities.

(d)  The Company shall pay when due and payable any and all taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates representing securities issued upon the exercise of Rights; provided, however, that the Company shall not be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts representing securities issued upon the exercise of Rights in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates or depositary receipts representing securities issued upon the exercise of any Rights until any such tax or charge has been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax or charge is due.

(e)  If the Company determines that registration under the Securities Act is required, then the Company shall use its commercially reasonable efforts (i) to file, as soon as practicable after the Distribution Date, on an appropriate form, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date.  The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights.  The Company may temporarily suspend the exercisability of the Rights in order to prepare and file such registration statement and to permit it to become effective or to qualify the rights, the exercise thereof or the issuance of shares of Preferred Stock, Class A Common Stock, Class B Common Stock, or other securities upon the exercise thereof under state securities or "blue sky" laws.  Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  The Company shall, as promptly as practicable, notify the Rights Agent in writing whenever it makes a public announcement pursuant to this Section 9(e) and give the Rights Agent a copy of such announcement.  In addition, if the Company determines that a registration statement or other document should be filed under the Securities Act or any state securities laws following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights in each relevant jurisdiction until such time as a registration statement has been declared effective or any such other document filed and, if required, approved, and, upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction has not been effected or the exercise of the Rights is not permitted under applicable law.

(f)  Notwithstanding anything in this Agreement to the contrary, after the Distribution Date, the Company shall not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action shall eliminate or otherwise diminish the benefits intended to be afforded by the Rights.

(g)  In the event that the Company is obligated to issue other securities of the Company and/or pay cash pursuant to Sections 7, 11, 13 or 23 it shall make all arrangements necessary so that such other securities and/or cash are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement.

Section 10                                Record Date

Each person in whose name any certificate for a number of one one-thousandths of a share of Preferred Stock (or Class A Common Stock, and/or Class B Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Preferred Stock (or Class A Common Stock, and/or Class B Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate representing such Rights was duly surrendered and payment of the Purchase Price (and all applicable taxes and charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company for shares of Preferred Stock (or Class A Common Stock and/or Class B Common Stock and/or other securities, as the case may be) are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11                                Adjustment of Purchase Price, Number and Kind of Securities
                          or Number of Rights

The Purchase Price, the number and kind of shares, or fractions thereof, covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)  (i)           In the event that the Company at any time after the Record Date (A) declares a dividend on the shares of Preferred Stock payable in shares of Preferred Stock, (B) subdivides the outstanding shares of Preferred Stock, (C) combines the outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock, or (D) issues any shares of its capital stock in a reclassification of the shares of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and/or the number and/or kind of shares of capital stock issuable on such date upon exercise of a Right, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company for the shares of Preferred Stock were open, the holder of such Right would have owned upon such exercise (and, in the case of a reclassification, would have retained after giving effect to such reclassification) and would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right.  If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii)  Subject to the provisions of Section 23 hereof, if any Person becomes an Acquiring Person (a "Flip-in Event"), then, after the Distribution Date, each holder of a Right, except as provided below, shall have the right to receive, upon exercise thereof at the then current Purchase Price as adjusted by this Section 11(a)(ii),  such number of shares of Class A Common Stock or Class B Common Stock, as the case may be, as equals five (5) times the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the Flip-in Event. After the occurrence of a Flip-In Event, Rights will no longer be exercisable for the purchase of Preferred Stock.  The Purchase Price shall be so adjusted such that the price per share of Class A Common Stock or Class B Common Stock into which the Rights are exercisable immediately after a Flip-in Event has occurred shall be the lesser of (x) 50% of the Current Per Share Market Price of the Company's Class A Common Stock (determined pursuant to Section 11(d) hereof) on the date of such Flip-in Event or (y) 50% of the average of the daily closing price per share of a share of Class A Common Stock for the ten (10) consecutive Trading Days immediately following the Stock Acquisition Date.

Notwithstanding anything in this Agreement to the contrary, from and after the time any Flip-in Event has occurred, any Rights that are Beneficially Owned by (A) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (B) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after an Acquiring Person becomes such, or (C) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with an Acquiring Person becomes such, and receives such Rights pursuant to either (1) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (2) a transfer which the Board has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 11(a)(ii), and subsequent transferees of any of such Persons, shall be void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement.  The Company shall give the Rights Agent written notice of the identity of any Acquiring Person or any Affiliates or Associates thereof, or any transferee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person or any Affiliates or Associates thereof, or any transferee of any of the foregoing, unless and until it shall have received such notice.  The Company shall as promptly as practicable use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but neither the Company nor the Rights Agent shall have any  liability to any holder of Rights Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any Affiliates and Associates thereof or any transferee of any of them hereunder.

(iii)  If upon the occurrence of a Flip-in Event, there are not sufficient shares of Class A Common Stock and/or Class B Common Stock, as the case may be, authorized but unissued or issued but not outstanding to permit the issuance of all the shares of Class A Common Stock and/or Class B Common Stock, as the case may be, issuable in accordance with Section 11(a)(ii) hereof upon the exercise in full of the Rights, the Company shall authorize and, subject to the provisions of Section 9(e), make available for issuance other equity securities of the Company having equivalent voting rights and an equivalent value (as determined in good faith by the Board) to the shares of Class A Common Stock and/or Class B Common Stock, as the case may be, (for purposes of this Section 11(a)(iii) these other equity securities shall hereinafter be referred to as "Equivalent Common Stock").  In the event that shares of Equivalent Common Stock are so authorized, upon the exercise of a Right in accordance with the provisions of Section 7 hereof, the registered holder shall be entitled to receive (A) shares of Class A Common Stock and/or Class B Common Stock, as the case may be, to the extent any are available, and (B) a number of shares of Equivalent Common Stock, which the Board has determined in good faith to have a value equivalent to the excess of (w) the aggregate current per share market value on the date of the Flip-in Event, of all the shares of Class A Common Stock and Class B Common Stock issuable in accordance with Section 11(a)(ii) upon the exercise of a Right (the "Exercise Value") over (x) the aggregate current per share market value on the date of the Flip-in Event, of any shares of Class A Common Stock and/or Class B Common Stock available for issuance upon the exercise of such Right; provided, however, that if at any time after 90 calendar days after the Distribution Date, there are not sufficient shares of Class A Common Stock, Class B Common Stock and/or Equivalent Common Stock available for issuance upon the exercise of a Right, then the Company shall be obligated to deliver, upon the surrender of such Right, shares of Class A Common Stock and Class B Common Stock (to the extent available), Equivalent Common Stock (to the extent available) and then cash (to the extent permitted by applicable law and any agreements or instruments to which the Company is a party in effect immediately prior to the Stock Acquisition Date), which securities and cash have an aggregate value equal to the excess of (y) the Exercise Value over (z) the product of the then-current Purchase Price multiplied by the number of one one-thousandths of a share of a Preferred Stock for which a Right was exercisable immediately prior to the Flip-in Event.  To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis and shall continue to make payments on a pro rata basis as promptly as funds become available until the full amount due to each such Rights holder has been paid.

(b)  If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of shares of Preferred Stock entitling them to subscribe for or purchase shares of Preferred Stock (or securities having equivalent rights, privileges and preferences as the shares of Preferred Stock (for purposes of this Section 11(b), "Equivalent Preferred Stock")) or securities convertible into shares of Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into shares of Preferred Stock or Equivalent Preferred Stock) less than the Current Per Share Market Price of the shares of Preferred Stock (determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price and the denominator of which is the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right.  In case such subscription price may be paid in a consideration part or all of which is in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent.  Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)  If the Company shall fix a record date for the making of a distribution to all holders of shares of Preferred Stock (including any such distribution in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend), assets, stock (other than a dividend payable in shares of Preferred Stock) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the Current Per Share Market Price of the shares of Preferred Stock (as determined pursuant to Section 11(d)) on such record date or, if earlier, the date on which shares of Preferred Stock begin to trade on an ex-dividend or when issued basis for such distribution, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights

Agent) of the portion of the evidences of indebtedness, cash, assets or stock so to be distributed or of such subscription rights, options or warrants applicable to one share of Preferred Stock, and the denominator of which is such Current Per Share Market Price of the shares of Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right but less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right.  Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)  (i)           For the purpose of any computation hereunder, the "Current Per Share Market Price" of any security (a "Security" for purposes of this Section 11(d)(i) only) on any date shall be deemed to be the average of the daily closing prices per share of a share of the Class A Common Stock for the 30 consecutive Trading Days immediately prior to, but not including, such date; provided, however, that in the event that the Current Per Share Market Price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after, but not including, the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to take into account ex-dividend trading or to reflect the current per share market price per share equivalent of such Security.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq Global Market or, if the Security is not listed or admitted to trading on the Nasdaq Global Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq Stock Market Inc. or such other system then in use, or, if on any such date Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board.  If the Security is not publicly held or not so listed or traded, or is not the subject of available bid and asked quotes, the Current Per Share Market Price of such Security shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.

(ii)  For the purpose of any computation hereunder, the "Current Per Share Market Price" of shares of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i).  If the Current Per Share Market Price of Preferred Stock cannot be determined in the manner provided above, it shall be conclusively deemed to be an amount equal to the current per share market price of the shares of Class A Common Stock multiplied by one thousand (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the shares of Class A Common Stock occurring after the date of this Agreement).  If neither the Class A

Common Stock, Class B Common Stock nor the Preferred Stock are publicly held or so listed or traded, or the subject of available bid and asked quotes, "Current Per Share Market Price" of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.

(e)  Except as set forth below, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a share of Preferred Stock or one ten-thousandth of a share of a Class A Common Stock or Class B Common Stock or other security, as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment and (ii) the Expiration Date.

(f)  If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised becomes entitled to receive any securities of the Company other than shares of Preferred Stock, thereafter the number and/or kind of such other securities so receivable upon exercise of any Right (and/or the Purchase Price in respect thereof) shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Preferred Stock (and the Purchase Price in respect thereof) contained in this Section 11, and the provisions of Sections 7, 9, 10 and 13 with respect to the shares of Preferred Stock (and the Purchase Price in respect thereof) shall apply on like terms to any such other securities (and the Purchase Price in respect thereof).

(g)  All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)  Unless the Company has exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price pursuant to Section 11(b) or Section 11(c), each Right outstanding immediately prior to the making of such adjustment shall evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one one-millionth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of a Right immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)  The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  The Company shall also, as promptly as practicable, notify the Rights Agent in writing of same pursuant to Section 9(e) hereof and give the Rights Agent a copy of such announcement.  Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but if the Rights Certificates have been issued, such record date shall be at least 10 calendar days later than the date of the public announcement.  If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to the provision of Section 14, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Rights Certificates evidencing all the Rights to which such holders are entitled after such adjustment.  Rights Certificates so to be distributed shall be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j)  Without respect to any adjustment or change in the Purchase Price and/or the number and/or kind of securities issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number and kind of securities which were expressed in the initial Rights Certificate issued hereunder.

(k)  Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of the shares of Preferred Stock or below the then par value, if any, of any other securities of the Company issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock or such other securities, as the case may be, at such adjusted Purchase Price.

(l)  In any case in which this Section 11 otherwise requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect (with written notice of such election to the Rights Agent as promptly as practicable) to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a share of Preferred Stock or other securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock or other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company delivers to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Preferred Stock or other securities upon the occurrence of the event requiring such adjustment.

(m)  Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board determines to be advisable in order that any (i) consolidation or subdivision of the shares of Preferred Stock, (ii) issuance wholly for cash of shares of Preferred Stock at less than the Current Per Share Market Price therefor, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its shares of Preferred Stock is not taxable to such stockholders.

(n)  Notwithstanding anything in this Agreement to the contrary, in the event that the Company at any time after the Record Date prior to the Distribution Date (i) pays a dividend on the outstanding shares of Class A Common Stock and Class B Common Stock payable in shares of Class A Common Stock and Class B Common Stock, respectively, (ii) subdivides the outstanding shares of Class A Common Stock and Class B Common Stock, (iii) combines the outstanding shares of Class A Common Stock and Class B Common Stock into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Class A Common Stock and Class B Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each share of Class A Common Stock and each share of Class B Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Class A Common Stock and each share of Class B Common Stock following any such event equals the result obtained by multiplying the number of Rights associated with each share of Class A Common Stock or Class B Common Stock, as applicable, immediately prior to such event by a fraction the numerator of which is the total number of shares of Class A Common Stock or Class B Common Stock, as applicable, outstanding immediately prior to the occurrence of the event and the denominator of which is the total number of shares of Class A Common Stock or Class B Common Stock, as the case may be, outstanding immediately following the occurrence of such event.  The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is paid or such a subdivision, combination or reclassification is effected.

Section 12                                Certificate of Adjusted Purchase Price or Number of Shares

Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event which causes Rights to become null and void) occurs as provided in Section 11, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts and calculations accounting for such adjustment or describing such event, (b) file with the Rights Agent, and with each transfer agent for the shares of Preferred Stock and the shares of Class A Common Stock and Class B Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement contained therein and shall have no duty or liability with respect to and shall not be deemed to have knowledge of such adjustment or event unless and until it shall have received such certificate, provided, however, that the Rights Agent will not be entitled to such protection in cases of bad faith or willful misconduct.

Section 13                                Fractional Rights and Fractional Shares

(a)  The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights.  In lieu of such fractional Rights, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of one Right.  For purposes of this Section 13(a), the current market value of one Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq Global Market, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market Inc. or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, selected by the Board.  If the Rights are not publicly held or are not so listed or traded, or are not the subject of available bid and asked quotes, the current market value of one Right shall mean the fair value thereof as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.

(b)  The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock).  In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock.  For purposes of this Section 13(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise; provided, however, that if the closing price of the shares of the Preferred Stock cannot be so determined, the closing price of the shares of the Preferred Stock for such Trading Day shall be conclusively deemed to be an amount equal to the closing price of the shares of Class A Common Stock shares for such Trading Day multiplied by one thousand (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Class A Common Stock shares occurring after the date of this Agreement).

(c)  Following the occurrence of a Flip-in Event, the Company shall not be required to issue fractions of shares of Class A Common Stock or Class B Common Stock, as the case may be, upon exercise of the Rights or to distribute certificates which evidence fractional shares of Class A Common Stock or Class B Common Stock, as the case may be.  In lieu of issuing any such fractional securities, the Company may pay to any Person to whom or which such fractional securities would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one such security.  For purposes of this Section 13(c), the current market value of one share of Class A Common Stock, or other security issuable upon the exercise or exchange of Rights shall be the closing price thereof (as determined pursuant to Section 11(d)(i) hereof) on the Trading Day immediately prior to the date of such exercise or exchange.

(d)  The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 13.

(e)  Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent upon exercise of a Right, the Company shall (i) as promptly as practicable prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide immediately available funds to the Rights Agent sufficient to make such payments.  The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and funds, provided, however, that the Rights Agent will not be entitled to such protection in cases of bad faith or willful misconduct.

Section 14                                Rights of Action

(a)           All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent hereunder, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of Class A Common Stock and Class B Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the shares of Class A Common Stock and Class B Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the shares of Class A Common Stock or Class B Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

(b)           Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however that the Company shall use commercially reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

Section 15                                Agreement of Rights Holders

Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)  prior to the Distribution Date, the Rights shall be transferable only in connection with the transfer of shares of Class A Common Stock or Class B Common Stock;

(b)  after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

(c)  the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Class A Common Stock or Class B Common Stock share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Class A Common Stock or Class B Common Stock share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d)  such holder expressly waives any right to receive any fractional Rights and any fractional securities upon exercise or exchange of a Right, except as otherwise provided in Section 13.

Section 16                                Rights Certificate Holder Not Deemed a Stockholder

No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-thousandths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 17                                Concerning the Rights Agent

(a)  The Company shall pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, reimbursement for its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company shall also indemnify the Rights Agent for, and hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered, or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom. The reasonable costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company (except upon a determination of gross negligence, bad faith or willful misconduct).  The provision of this Section 17 and Section 19 below shall survive the termination of this Agreement, the exercise of or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

(b)  The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance or administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Rights Certificate or certificate evidencing shares of Preferred Stock, Class A Common Stock, Class B Common Stock or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons or otherwise upon the advice of counsel as set forth in Section 19.  The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to have received notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice, provided, however, that the Rights Agent will not be entitled to such protection in cases of bad faith or willful misconduct.

Section 18                                Merger, Consolidation or Change of Name of Rights Agent

(a)  Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 20 hereof.  If at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b)  If at any time the name of the Rights Agent changes and at such time any of the Rights Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and if at that time any of the Rights Certificates have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 19                                Duties of Rights Agent

The Rights Agent undertakes to perform the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)  The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in accordance with such advice or opinion.

(b)  Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of the Current Per Share Market Price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken or suffered by it under the provisions of this Agreement in reliance upon such certificate.

(c)  The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, none-appealable order, judgment, decree or ruling of a court of competent jurisdiction).  Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.  Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.

(d)  The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates nor shall it be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)  The Rights Agent shall be under no responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11, 13, 23 or 24 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Class A Common Stock, Class B Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Class A Common Stock, Class B Common Stock or Preferred Stock shall, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f)  The Company agrees that it shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)  The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

(h)  The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i)  The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers or employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

(j)  No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not assured to it.

(k)  If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise, transfer, split up, combination or exchange, either (i) the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, or (ii) the Rights Agent has received notice of a suspension, the Rights Agent shall not take any further action with respect to such requested exercise, transfer, split up, combination or exchange, without first consulting with the Company, and shall thereafter take further action with respect thereto only in accordance with the Company's written instructions.

Section 20                                Change of Rights Agent

The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the shares of Class A Common Stock, Class B Common Stock and Preferred Stock known to the Rights Agent, respectively, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Rights Certificates by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the shares of Class A Common Stock, the Class B Common Stock and the Preferred Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States or of the State of New York or of any other state of the United States, in good standing, which is authorized under such laws to exercise corporate trust, stock transfer or shareholder services powers and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a legal business entity described in clause (a) of this sentence.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the shares of Class A Common Stock, the Class B Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates.  Failure to give any notice provided for in this Section 20, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 21                                Issuance of New Rights Certificates

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.  In addition, in connection with the issuance or sale by the Company of shares of Class A Common Stock or Class B Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to shares of Class A Common Stock or Class B Common Stock so issued or sold pursuant to the exercise, exchange or conversion of securities (other than Rights) issued prior to the Distribution Date which are exercisable or exchangeable for, or convertible into, shares of Class A Common Stock or Class B Common Stock and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights as would have been issued in respect of such shares of Class A Common Stock or Class B Common Stock if they had been issued or sold prior to the Distribution Date, as appropriately adjusted as provided herein as if they had been so issued or sold; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, in its good faith judgment the Board determines that the issuance of such Rights Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Rights Certificate otherwise would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 22                                Redemption

(a)  Prior to the Expiration Date, the Board may, at its option, redeem all but not less than all of the then-outstanding Rights at the redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price") at any time prior to the Close of Business on the Distribution Date.  Any such redemption shall be effective immediately upon the action of the Board ordering the same, unless such action of the Board expressly provides that such redemption shall be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such redemption shall be effective in accordance with the provisions of such action of the Board).

(b)  Immediately upon the action of the Board ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held.  Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the shares of Class A Common Stock and Class B Common Stock.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.  The Company may, at its option, pay the Redemption Price in cash, shares of Class A Common Stock or Class B Common Stock as the case may be (based upon the Current Per Share Market Price of the Class A Common Stock or Class B Common Stock (determined pursuant to Section 11(d)) at the time of redemption), any other form of consideration deemed appropriate by the Board (based upon the fair market value of such other consideration, determined by the Board in good faith) or any combination thereof.  The Company may, at its option, combine the payment of the Redemption Price with any other payment being made concurrently to holders of Class A Common Stock or Class B Common Stock and, to the extent that any such other payment is discretionary, may reduce the amount thereof on account of the concurrent payment of the Redemption Price.  If legal or contractual restrictions prevent the Company from paying the Redemption Price (in the form of consideration deemed appropriate by the Board) at the time of redemption, the Company shall pay the Redemption Price, without interest, promptly after such time as the Company ceases to be so prevented from paying the Redemption Price.

Section 23                                Exchange

(a)  The Board will, except as provided in Section 23(e) hereof, after the Distribution Date and effective as of the Distribution Date, exchange all of the then-outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Class A Common Stock or Class B Common Stock, as the case may be, at an exchange ratio of two and a half (2.5) shares of Class A Common Stock or two and a half (2.5) shares of Class B Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").  If pursuant to an exchange in accordance with the terms of this Section 23(a), a registered holder of any Rights Certificate is entitled to receive shares of Class A Common Stock or Class B Common Stock in a principal amount that is not a whole number, the Company will round downward the amount of shares of Class A Common Stock or Class B Common Stock, as the case may be, so issued to the nearest whole number.   No Right may be transferred other than in connection with the transfer of the underlying shares of Class A Common Stock and/or Class B Common Stock or exercised pursuant to Section 7 or Section 11(a)(ii) hereof unless and until the Board shall have determined, with the consent of the holders of the majority of the Class B Common Stock pursuant to Section 23(e) hereof, not to effect the exchange contemplated in this Section 23.

(b)  Immediately upon the action of the Board ordering the exchange of Rights pursuant to subsection (a) of this Section 23 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Class A Common Stock or Class B Common Stock as the case may be equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  Promptly after the effectiveness of the exchange of Rights as provided in subsection (a) of this Section 23, the Company shall publicly announce such exchange (with prompt written notice thereof to the Rights Agent) and within 10 calendar days thereafter, shall give notice of such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange shall state the method by which the exchange of shares of Class A Common Stock or Class B Common Stock for Rights shall be effected.

(c)  In any exchange pursuant to this Section 23, the Company may substitute for any shares of Class A Common Stock or Class B Common Stock exchangeable for a Right (i) shares of Equivalent Common Stock as such term is used in Section 11(a)(iii), (ii) cash, (iii) debt securities of the Company, (iv) other assets or (v) any combination of the foregoing, in any event having an aggregate value, as determined in good faith by the Board (whose determination shall be described in a statement filed with the Rights Agent), equal to the current market value of one share of Class A Common Stock or Class B Common Stock as the case may be (determined pursuant to Section 11(d)) on the Trading Day immediately preceding the date of the effectiveness of the exchange pursuant to this Section 23.

(d)  Notwithstanding any other provision of this Agreement, the Company shall not issue or exchange Equivalent Common Stock, Equivalent Preferred Stock, cash  or other debt or equity securities of the Company, or make any pro rata issuance or exchange, pursuant to this Agreement without the prior written consent of the holders of a majority of the Class B Common Stock.

(e)  Notwithstanding any other provision of this Agreement, the Company will not in any way amend or supplement this Section 23 without the prior written consent of the holders of a majority of the Class B Common Stock.

Section 24                                Notice of Certain Events

(a)  If the Company proposes (i) to pay any dividend payable in stock of any class to the holders of shares of Preferred Stock or to make any other distribution to the holders of shares of Preferred Stock (other than a regular periodic cash dividend), (ii) to offer to the holders of shares of Preferred Stock rights, options, or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) to effect any consolidation or merger into or with any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the shares of Class A

Common Stock or Class B Common Stock payable in shares of Class A Common Stock or Class B Common Stock, respectively, or to effect a subdivision, combination or reclassification of the Class A Common Stock or Class B Common Stock as the case may be, then, in each such case, the Company shall give to the Rights Agent and, to the extent possible, to each holder of a Rights Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights, warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the shares of Class A Common Stock, Class B Common Stock, and/or Preferred Stock for purposes of such action, and in the case of any such other action covered by clause (1) or (ii) above at least ten (10) days prior to the date of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever is the earlier.

(b)  In case a Stock Acquisition Date occurs, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights.

Section 25                                Notices

(a)  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made (a) immediately, if made by personal delivery to the party to be notified, (b) on the fifth (5th) day if sent by first-class mail, postage prepaid, (c) the next Business Day if by nationally recognized overnight courier or (d) upon confirmation, if transmission by facsimile combined with a phone call to the Company notifying it of such transmission, all addressed (until another address is filed in writing by the Company with the Rights) as follows:

Charter Communications, Inc.
12405 Powerscourt Drive
St. Louis, Missouri  63131

Attention: Grier C. Raclin
Facsimile: (314) 965-8793
Phone:      (314) 543-2306

(b)  Subject to the provisions of Section 20, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made (a) immediately, if made by personal delivery to the party to be notified, (b) on the fifth (5th) day if sent by first-class mail, postage prepaid, (c) the next Business Day if by nationally recognized overnight courier or (d) upon confirmation, if transmission by facsimile combined with a phone call to the Rights Agent notifying it of such transmission, all addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

One Memorial Drive, Suite 900
St. Louis, Missouri  63102

Attention: Relationship Manager
Facsimile: (314) 588-0665
Phone:      (314) 342-8211

with a copy to:

Mellon Investor Services LLC
480 Washington Boulevard
Jersey City, NJ 07310

Attention:  General Counsel
Facsimile: (201) 680-4637
Phone:      (201) 680-4000

(c)  Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Class A Common Stock or Class B Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 26                                Supplements and Amendments

Prior to the Distribution Date, the Company and the Rights Agent shall, subject to the other terms and conditions of this Agreement, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Class A Common Stock, any such supplement or amendment to be evidenced by writing signed by the Company and the Rights Agent, provided, however, that the Company and the Rights Agent shall not supplement or amend this Agreement without the prior approval of the holders of a majority of the Class B Common Stock.  From and after the Distribution Date, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to amend or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person); and provided, further, however, that the Company and the Rights Agent shall not supplement or amend this Agreement without the prior approval of the holders of a majority of the Class B Common Stock.  Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment.  Notwithstanding anything herein to the contrary, the Rights Agent shall not be obligated to enter into any supplement or amendment that affects the Rights Agent’s own right, duties, obligations or immunities under this Agreement, and the Rights Agent shall not be bound by supplements or amendments not executed by it.  Notwithstanding anything herein to the contrary, this Agreement may not be amended (other than pursuant to clauses (i) or (ii) of the preceding sentence) at a time when the Rights are not redeemable.

Section 27                                Successors

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 28                                Determinations and Actions by the Board

(a)  For all purposes of this Agreement, any calculation of the number of shares of Class A Common Stock or Class B Common Stock or any other class of capital stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Class A Common Stock or Class B Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act.

(b)  Notwithstanding anything to the contrary set forth in this Agreement and other than as set forth in Section 1(w)(i), Section 23 or in Section 26, the Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations and calculations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or amend this Agreement).

(c)   All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board, or any of the directors on the Board to any liability to any person, including without limitation the Rights Agent and the holders of the Rights.  Unless otherwise notified, the Rights Agent shall always be entitled to assume that the Board acted in good faith and the Rights Agent shall be fully protected and shall incur no liability in reliance thereon.

Section 29                                Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Class A Common Stock or Class B Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Class A Common Stock or Class B Common Stock).

Section 30                                Severability

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 22 hereof shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board.  Without limiting the foregoing, if any provision requiring a specific group of directors to act is held to by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Company's Certificate of Incorporation and bylaws.

Section 31                                Governing Law

This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State; except that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed entirely within such State.

Section 32                                Counterparts

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 33                                Descriptive Headings; Interpretation

Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.  For the avoidance of doubt and for clarification purposes only, if under any circumstance contemplated herein Rights become exercisable for the purchase of shares of Class A Common Stock or Class B Common Stock, such Rights may only be exercised as follows:  (A) Rights issued in respect of Class A Common Stock will be exercisable only for the purchase of shares of Class A Common Stock (or any Equivalent Common Stock issued in respect thereof) and (B) Rights issued in respect of Class B Common Stock will be exercisable only for the purchase of shares of Class B Common Stock (or any Equivalent Common Stock issued in respect thereof).

Section 34                                Termination

Except as explicitly set forth herein, this Agreement and the Rights shall terminate as of the Expiration Date.  As soon as an Expiration Date has been determined pursuant to Section 1(w)(i), (ii), (iv) or (v), the Company shall as promptly as practicable notify the Rights Agent of the Expiration Date.

[Remainder Of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                                            CHARTER COMMUNICATIONS, INC

                                                             /s/ Jeffrey T. Fisher
                                                            Name: Jeffrey T. Fisher
                                                            Title:   Executive Vice President and Chief
                                                                Financial Officer

                                                            MELLON INVESTOR SERVICES LLC

                                                                                                    /s/ Jane A. Marten
                                                                                   Name:  Jane A. Marten
                                                                                                   Title: Client Relationship Executive

Signature page to Rights Agreement

Exhibit A

CERTIFICATE OF DESIGNATION
OF
SERIES B JUNIOR PREFERRED STOCK
OF
CHARTER COMMUNICATIONS, INC .

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

Charter Communications, Inc. (hereinafter called the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

1. The name of the Company is Charter Communications, Inc.

2. The restated certificate of incorporation, as amended (the "Certificate of Incorporation") of the Company authorizes the issuance of 250,000,000 shares of Preferred Stock, $0.001 par value (the "Preferred Stock"), and expressly vests in the Board of Directors of the Company (the "Board") the authority provided therein to provide for the issuance of said shares in series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

3. The Board, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a "Series B Junior" series of Preferred Stock:

RESOLVED, that a series of the class of authorized Preferred Stock of the Company be and hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

SERIES B JUNIOR PREFERRED STOCK

Section 35.   Designation and Amount.  The shares of such series will be designated as Series B Junior Preferred Stock (the "Series B Preferred") and the number of shares constituting the Series B Preferred is 1,000,000.  Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no decrease will reduce the number of shares of Series B Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company and convertible into Series B Preferred.  The Series B Preferred is to be reserved solely for issuance pursuant to the Rights Agreement by and between the Company and Mellon Investor Services LLC, as rights agent, dated August 14, 2007.

Section 36.   Dividends and Distributions.

(a)           Subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior to the Series B Preferred with respect to dividends, the holders of shares of Series B Preferred, in preference to the holders of Class A Common Stock, par value $0.001 per share and Class B Common Stock, par value $0.001 (collectively, the "Common Stock"), of the Company, and of any other junior stock, will be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, dividends payable in cash (except as otherwise provided below) on such dates as are from time to time established for the payment of dividends on the Common Stock (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred (the "First Dividend Payment Date"), in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, one thousand (1000) times the aggregate per share amount of all cash dividends, and one thousand (1000) times the aggregate per share amount (payable in kind) of all non-cash dividends, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the First Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred.  In the event that the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series B Preferred are then issued or outstanding, the amount to which holders of shares of Series B Preferred would otherwise be entitled immediately prior to such event will be correspondingly adjusted.

(b)           The Company will declare a dividend on the Series B Preferred as provided in paragraph (a) of this Section 2 immediately after it declares a dividend on the Common Stock (other than a dividend payable in shares of Common Stock).  Each such dividend on the Series B Preferred will be payable immediately prior to the time at which the related dividend on the Common Stock is payable.

(c)           Dividends will accrue on outstanding shares of Series B Preferred from the Dividend Payment Date next preceding the date of issue of such shares, unless (i) the date of issue of such shares is prior to the record date for the First Dividend Payment Date, in which case dividends on such shares will accrue from the date of the first issuance of a share of Series B Preferred or (ii) the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred entitled to receive a dividend and before such Dividend Payment Date, in either of which events such dividends will accrue from such Dividend Payment Date.  Accrued but unpaid dividends will cumulate from the applicable Dividend Payment Date but will not bear interest.  Dividends paid on the shares of Series B Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board may fix a record date for the determination of holders of shares of Series B Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than 60 calendar days prior to the date fixed for the payment thereof.

Section 37.   Voting Rights.  The holders of shares of Series B Preferred will have the following voting rights:

(a)           Except as specifically set forth in the DGCL or provided in the balance of this Section 3, the holders of shares of the Series B Preferred shall not be entitled to any voting rights with respect to any matters voted upon by stockholders.

(b)           So long as any shares of the Series B Preferred are outstanding, the Company shall not amend its Certificate of Incorporation or Bylaws, without the written consent or the affirmative vote at a meeting called for that purpose of the holders of a majority of the votes of the shares of Series B Preferred then outstanding, voting separately as a class, which majority shall include the affirmative vote of such shares of Series B Preferred held by the holder of the Company's Class B Common Stock, par value$ 0.001, so as to (i) amend, alter or repeal any of the provisions of any resolution or resolutions establishing the Series B Preferred so as to affect adversely the powers, preferences or special rights of such Series B Preferred or (ii) authorize the issuance of, or authorize any obligation or security convertible into or evidencing the right to purchase shares of, any additional class or series of Preferred Stock that is senior to the Series B Preferred. Without limiting any of the foregoing, the Company shall have the right to issue any additional class or series of Junior Stock (as defined below) or Parity Stock (as defined below) without any approval of the shares of Series B Preferred then outstanding.

Section 38.   Certain Restrictions.

(a)           Whenever dividends or other dividends or distributions payable on the Series B Preferred are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred outstanding have been paid in full, the Company will not:

(i)  Declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) ("Junior Stock") to the shares of Series B Preferred;

(ii)  Declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) ("Parity Stock") with the shares of Series B Preferred, except dividends paid ratably on the shares of Series B Preferred and all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)  Redeem, purchase or otherwise acquire for consideration shares of any Junior Stock; provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such Junior Stock in exchange for shares of any other Junior Stock of the Company; or

(iv)  Redeem, purchase or otherwise acquire for consideration any shares of Series B Preferred, or any shares of Parity Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, may determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)  The Company will not permit any majority-owned subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 39.   Reacquired Shares.  Any shares of Series B Preferred purchased or otherwise acquired by the Company in any manner whatsoever will be retired and canceled promptly after the acquisition thereof.  All such shares will upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation of the Company, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 40.   Liquidation, Dissolution or Winding Up.  Upon any liquidation, dissolution or winding up of the Company, no distribution will be made (a) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series B Preferred have received $10 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided, however, that the holders of shares of Series B Preferred will be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one thousand (1000) times the aggregate amount to be distributed per share to holders of shares of Common Stock or (b) to the holders of shares of Parity Stock, except distributions made ratably on the shares of Series B Preferred and all such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.  In the event the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series B Preferred are then issued or outstanding, the aggregate amount to which each holder of shares of Series B Preferred would otherwise be entitled immediately prior to such event will be correspondingly adjusted.

Section 41.   Consolidation, Merger, Etc.  In the event that the Company enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in each such case, each share of Series B Preferred will at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one thousand (1000) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Company at any time (a) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (b) subdivides the outstanding shares of Common Stock, (c) combines the outstanding shares of Common Stock in a smaller number of shares or (d) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series B Preferred are then issued or outstanding, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred will be correspondingly adjusted.

Section 42.   Redemption.  The shares of Series B Preferred are not redeemable.

Section 43.   Rank.  The Series B Preferred rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Company's Preferred Stock, unless the terms of such series shall so provide.

Section 44.   Amendment.   Notwithstanding anything contained in the Certificate of Incorporation of the Company to the contrary and in addition to any other vote required by applicable law, the Certificate of Incorporation of the Company may not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series B Preferred so as to affect them adversely without the affirmative vote of the holders of at least 51% of the outstanding shares of Series B Preferred, voting together as a single series.

FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series B Junior Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Certificate of Incorporation of the Company pursuant to the provisions of Sections 104 and 151 of the DGCL.

[Remainder Of Page Left Intentionally Blank]

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company by the undersigned on August 14, 2007.

                            CHARTER COMMUNICATIONS, INC.

                            By:  /s/ Jeffrey T. Fisher

                            Name:  Jeffrey T. Fisher
                            Title:    Executive Vice President and Chief
                                 Financial Officer

Exhibit B

FORM OF RIGHTS CERTIFICATE

Certificate No. R-___________         ___________Rights in respect of Class __ Common Stock

NOT EXERCISABLE AFTER DECEMBER 31, 2008 OR EARLIER IF REDEEMED, EXCHANGED OR AMENDED.  THE RIGHTS ARE SUBJECT TO REDEMPTION, EXCHANGE AND AMENDMENT AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.  UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR A TRANSFEREE THEREOF MAY BECOME NULL AND VOID.

RIGHTS CERTIFICATE

Charter Communications, Inc.

This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement (including without limitation Section 11(a)(ii)), (the “Rights Agreement”), by and between Charter Communications, Inc., a Delaware corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company (the “Rights Agent”), dated as of August 14, 2007, to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (New York time) on the Expiration Date (as such term is defined in the Rights Agreement) at the office or offices of the Rights Agent designated for such purpose, one one-thousandth of a fully paid nonassessable share of Series B Junior Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of the Company, at a purchase price of $25.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed.  If this Rights Certificate is exercised in part, the holder will be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.  The number of Rights evidenced by this Rights Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the date of the Rights Agreement, based on the Preferred Shares as constituted at such date.  Terms used herein with initial capital letters and not defined herein are used herein with the meanings ascribed thereto in the Rights Agreement.

As provided in the Rights Agreement, the Purchase Price and/or the number and/or kind of shares of Preferred Stock (or other securities, as the case may be) which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to adjustment upon the occurrence of certain events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of the Rights under the circumstances specified in the Rights Agreement.  Copies of the Rights Agreement are on file at the principal executive offices of the Company and can be obtained from the Company without charge upon written request therefor.

Pursuant to the Rights Agreement, from and after the occurrence of a Flip-in Event, any Rights that are Beneficially Owned by (i) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (ii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of a Flip-in Event or (iii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the Flip-in Event pursuant to either (a) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (b) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding certain provisions of the Rights Agreement, and subsequent transferees of any of such Persons, will be void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of the Rights Agreement.  From and after the occurrence of a Flip-in Event, no Rights Certificate will be issued that represents Rights that are or have become void pursuant to the provisions of the Rights Agreement, and any Rights Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of the Rights Agreement will be canceled.

This Rights Certificate, with or without other Rights Certificates, may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates entitling the holder to purchase a like number of one one-thousandths of a Preferred Share (or other securities, as the case may be) as the Rights Certificate or Rights Certificates surrendered entitled such holder (or former holder in the case of a transfer) to purchase, upon presentation and surrender hereof at the office or offices of the Rights Agent designated for such purpose, with the Form of Assignment (if appropriate) and the related Certificate duly executed.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right or may be exchanged in whole or in part.  The Rights Agreement may be supplemented and amended by the Company, as provided therein.

The Company is not required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the option of the Company, be evidenced by depositary receipts) or other securities issuable, as the case may be, upon the exercise of any Right or Rights evidenced hereby.  If pursuant to an exchange in accordance with the terms of the Rights Agreement, a registered holder of any Rights Certificate is entitled to receive shares of Class A Common Stock or Class B common stock in a principal amount that is not a whole number, the Company will round downward the amount of shares of Class A common stock or Class B common stock, as the case may be, so issued to the nearest whole number.

No holder of this Rights Certificate, as such, will be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable upon the exercise of the Right or Rights represented hereby, nor will anything contained herein or in the Rights Agreement be construed to confer  upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate have been exercised in accordance with the provisions of the Rights Agreement.

This Rights Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

[Remainder Of Page Left Intentionally Blank]

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.  Dated as of ___________, ______________.

                    CHARTER COMMUNICATIONS, INC.

                    By:

                    Name:

                    Title:

Countersigned:

MELLON INVESTOR SERVICES LLC

By:  _________________________________
Name:
Title:

Signature page for Rights Certificate

Form of Reverse Side of Rights Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate)

FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto

_____________________________________________________________________________
(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated :  __________, __________________

                    _________________________________________
                    Signature

Signature(s) Guaranteed:

SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

        _________________

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                    __________________________________________
                    Signature

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)           the Rights evidenced by this Rights Certificate ❑ are ❑ are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

(2)           after due inquiry and to the best knowledge of the undersigned, it ❑ did ❑ did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  _________, ___________________

                    __________________________________________
                    Signature

Form of Reverse Side of Rights Certificate – continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Rights Certificate)

To Charter Communications, Inc.:

The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Rights Certificate to purchase the one one-thousandths of a Preferred Share or other securities issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security or other identifying number:  _________________________

______________________________________________________________________________
(Please print name and address)

If such number of Rights is not all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights will be registered in the name of and delivered to:

Please insert social security or other identifying number:  _______________________________

______________________________________________________________________________
(Please print name and address)

Dated:  ___________, __________________

                    __________________________________________
                    Signature

Signature(s) Guaranteed:

SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

_________________

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

__________________________________________

Signature

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)           the Rights evidenced by this Rights Certificate ❑ are ❑ are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and

(2)           after due inquiry and to the best knowledge of the undersigned, it ❑ did ❑ did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was, or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  ______________, _____________

                    __________________________________________
                    Signature

NOTICE

Signatures on the foregoing Form of Assignment and Form of Election to Purchase and in the related Certificates must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such assignment or election purchase will not be honored.

Exhibit C

SUMMARY OF RIGHTS

On August 13, 2007, the Board of Directors (the "Board") of Charter Communications, Inc., a Delaware corporation (the "Company"), adopted a rights plan and declared a dividend of one preferred share purchase right for each outstanding share of Class A common stock and Class B common stock.  The dividend is payable to our stockholders of record as of August 31, 2007.  The terms of the rights and the rights plan are set forth in a Rights Agreement, by and between us and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent, dated as of August 14, 2007 (the "Rights Plan").

This summary of rights provides only a general description of the Rights Plan, and thus, should be read together with the entire Rights Plan, which is incorporated into this summary by reference.  All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Rights Plan.  Upon written request, Charter will provide a copy of the Rights Plan free of charge to any of its stockholders.

Our Board adopted the Rights Plan in an effort to protect stockholder value by attempting to protect against a possible limitation on our ability to use our net operating loss carryforwards (the "NOLs") to reduce potential future federal income tax obligations.  We have experienced and continue to experience substantial operating losses, and under the Internal Revenue Code and rules promulgated by the Internal Revenue Service, we may "carry forward" these losses in certain circumstances to offset any current and future earnings and thus reduce our federal income tax liability, subject to certain requirements and restrictions.  To the extent that the NOLs do not otherwise become limited, we believe that we will be able to carry forward a substantial amount of NOLs, and therefore these NOLs could be a substantial asset to us.  However, if we experience an "Ownership Change," as defined in Section 382 of the Internal Revenue Code, our ability to use the NOLs could be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset.

The Rights Plan is intended to act as a deterrent to any person or group acquiring 5.0% or more of our outstanding Class A common stock (an "Acquiring Person") without the approval of our Board.  The holdings of independently managed mutual funds should not be combined for purposes of calculating ownership percentages under the Rights Plan. Stockholders who own 5.0% or more of our outstanding Class A common stock as of the close of business on August 31, 2007 will not trigger the Rights Plan so long as they do not acquire any additional shares of Class A common stock.  The Rights Plan does not exempt any future acquisitions of Class A common stock by such persons. Any rights held by an Acquiring Person are void and may not be exercised.  Our Board may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Rights Plan.

The Rights.  Our Board authorized the issuance of one right per each outstanding share of our Class A common stock and Class B common stock on August 31, 2007.  Subject to the terms, provisions and conditions of the Rights Plan, if the rights become exercisable, each right would initially represent the right to purchase from us one one-thousandth of a share of our

Series B Junior Preferred Stock for a purchase price of $25.00.  If issued, each fractional share of preferred stock would give the stockholder approximately the same dividend and liquidation rights as does one share of our Class A common stock.  However, prior to exercise, a right does not give its holder any rights as a stockholder of the Company, including without limitation any dividend, voting or liquidation rights.

Exercisability.  The rights will not be exercisable until 10 business days after a public announcement by us that a person or group has become an Acquiring Person.

We refer to the date that the rights become exercisable as the "Distribution Date."  Until the Distribution Date, our Class A common stock and Class B common stock certificates will evidence the rights and will contain a notation to that effect.  Any transfer of shares of Class A common stock and/or Class B common stock prior to the Distribution Date will constitute a transfer of the associated rights.  After the Distribution Date, no right may be transferred other than in connection with the transfer of the underlying shares of Class A common stock or Class B common stock unless and until our Board has determined, with the consent of a majority of the shares of the Class B common stock, not to effect an exchange pursuant to the Rights Plan (as described below).

Exchange.  Except as may be determined by the Board, with the consent of a majority of the shares of Class B common stock, after the Distribution Date, our Board will exchange all of the then-outstanding, valid and exercisable rights, except rights held by any Acquiring Person or any Affiliate, Associate or transferee of any Acquiring Person, for 2.5 shares of Class A common stock and/or Class B common stock, as applicable, or an equivalent security.

"Flip-in Event."  After the Distribution Date, as may be determined by the Board, with the consent of a majority of the shares of Class B Common Stock, all holders of rights, except any Acquiring Person or any affiliate, associate or transferee of any Acquiring Person, may exercise their rights upon payment of the purchase price to purchase five (5) shares of our Class A common stock and/or Class B common stock, as applicable (or other securities or assets as determined by our Board) at a 50% discount to the then current market price ("Purchase Price").

Rights may be exercised to purchase preferred shares only if the Distribution Date occurs prior to the occurrence of a Flip-in Event.  However, because a Distribution Date would necessarily follow the occurrence of a Flip-in Event, the rights could only be exercised for common stock or other securities as described above.

Upon an issuance of Class A common stock and/or Class B common stock under the Rights Plan, additional membership units will be issued to the Company, as holder of the Class B common membership units, by Charter Communications Holding Company, LLC ("Holdco"), to mirror at Holdco the economic effect of such issuance of common stock.  Holders of the Holdco common membership units that are convertible into shares of our Class B common stock will have equivalent rights which may be exercised, on generally the same terms and conditions as set forth in the Rights Plan, for additional Holdco common membership units.

      Expiration.  The rights and the Rights Plan will expire on the earlier of: (i) a determination by holders of a majority of the shares of Class B common stock to terminate the Rights Plan, (ii) the Close of Business on December 31, 2008, (iii) the Close of Business on the date on which we make a public announcement (by press release, filing made with the Securities and Exchange Commission or otherwise) that our Board has determined that the Company's Section 382 Ownership Level (as defined in the Rights Plan) dropped below 25%, (iv) the time at which the rights are redeemed as provided in the Rights Plan, and (v) the time at which the rights are exchanged as provided in the Rights Plan.

Redemption.  Prior to the Expiration Date, our Board may, at its option, redeem all but not less than all of the then-outstanding rights at the redemption price of $0.001 per right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Rights Plan at any time prior to the Close of Business on the Distribution Date.  Once the rights are redeemed, the right to exercise rights will terminate, and the only right of the holders of rights will be to receive the redemption price.

Anti-Dilution Provisions.  Our Board may adjust the purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the preferred shares or our Class A common stock or Class B common stock.  No adjustments to the purchase price of less than 1% will be made.

Amendments.  Before the Distribution Date, our Board may amend or supplement the Rights Plan without the consent of the holders of the Rights in respect of our Class A common stock.  After the Distribution Date, our Board may amend or supplement the Rights Plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Rights Plan, but only to the extent that those changes do not impair or adversely affect any rights holder and do not result in the rights again becoming redeemable.  Notwithstanding the foregoing, the Company and the Rights Agent shall not supplement or amend the Rights Plan without the prior approval of the holders of a majority of the Class B common stock.